Exhibit 10.41

TERMINATION AGREEMENT AND MUTUAL RELEASE

This Termination Agreement and Mutual Release (“Agreement”) is made and entered into this 15th day of July, 2011 by and among USRG Holdco IX, LLC, a Delaware limited liability company (“USRG”), Renewable Energy Group, Inc., a Delaware corporation (“Parent”) and REG Services, LLC, an Iowa limited company (“REG”).

RECITALS:

A.	USRG and REG are parties to that certain Glycerin Option Agreement dated as of April 8, 2010 (the “Glycerin Agreement”).

B.	Parent is planning its first sale of its shares of common stock in a firmly underwritten public offering pursuant to an effective registration on Form S-l (or any successor form) under the Securities Act of 1933, as amended, which sale of shares is to be completed on or prior to June 30, 2012 and is not a QPO (as such term is defined in the Parent’s Certificate of Incorporation, as amended) (the “Planned IPO”).

C.	USRG and REG desire to terminate the Glycerin Agreement immediately prior to the Planned IPO for the consideration specified herein.

NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, USRG and REG agrees as follows:

1. Effective immediately prior to the closing of the Planned IPO, Parent shall issue to USRG 500,000 shares of Parent’s Class A Common Stock (adjusted for any stock combinations, stock splits, stock dividends and the like) in an unregistered private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

2. Upon issuance of the shares hereunder (the “Effective Time”), the Glycerin Agreement shall be and is hereby terminated and of no further force or effect and neither USRG or REG shall have any further rights, obligations or liabilities under or by reason of the Agreement.

3. Upon the Effective Time, USRG for itself and for its managers, officers, directors, members, affiliates, employees and agents hereby releases, acquits and forever discharges REG and Parent and their respective managers, officers, directors, members, affiliates, employees and agents from any and all debts, liabilities, obligations, duties and demands of whatever type or nature whatsoever whether at law or in equity and whether known or unknown, which any of such releasing parties have or may hereafter have for or by reason of any act, omission, cause, matter, circumstance or thing whatsoever occurring or otherwise arising in whole or in part at any time and in any way arising from or related to or connected with the Glycerin Agreement.

4. Upon the Effective Time, REG and Parent for themselves and for their respective managers, officers, directors, members, affiliates, employees and agents hereby release, acquit and forever discharge USRG and its managers, officers, directors, members, affiliates, employees and agents from any and all debts, liabilities, obligations, duties and demands of whatever type or nature whether at law or in equity or whether known or unknown, which any of such releasing parties have or may hereafter have for or by reason of any act, omission, cause, matter, circumstance or thing whatsoever occurring or otherwise arising in whole or in part at any time and in any way arising from or related to or connected with the Glycerin Agreement.

5. Each party hereby represents and warrants to the other parties as follows:

a.	This Agreement has been duly executed and delivered by such party and, assuming enforceability against the other parties, is the legal, valid and binding agreement of such party, enforceable against such party in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws, rules and regulations affecting creditors’ rights generally and by general principles of equity.

b.	The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of the certificate of incorporation, as amended, or bylaws, as amended, or comparable governing documents of such party, or any resolution of its board of directors or managers or stockholders or members, (ii) result in a violation of applicable law by such party or (iii) conflict with, or result in a breach of, or constitute (or, with notice or lapse of time or both, would constitute) a default under, or give rise to any right of termination, acceleration or cancellation under any agreement, contract, note, license or other instrument to which such party is bound.

c.	This Agreement and the transactions contemplated hereby have been duly authorized by all requisite corporate or limited liability company action on the part of such party.

6. Parent acknowledges and agrees that the Shares shall constitute “Senior Registrable Securities” pursuant to the Registration Rights Agreement of Parent dated February, 26, 2010, as amended (the “Registration Rights Agreement”) and shall execute any documentation necessary or appropriate to confirm that USRG shall be afforded all rights of a “Series A Stockholder” under the Registration Rights Agreement with respect to the Shares.

7. USRG represents and warrants to Parent on the date hereof as follows:

a.	This Agreement is entered into by Parent in reliance upon USRG’s representation, which by its execution of this Agreement is hereby confirmed, that the Shares to be received by USRG are and will be acquired for investment for its own account and not with a view to the distribution of any part thereof, and that USRG has no present intention of selling, granting any participation in, or otherwise distributing the same.

b.	USRG has had the opportunity to ask questions of and receive answers from the officers, directors and controlling shareholders of Parent regarding Parent and the terms and conditions of the offering of the Shares hereunder and to obtain additional information necessary to verify the accuracy of the information supplied to USRG or to which it had access.

c.	USRG acknowledges that an investment in the Shares is speculative. USRG is able to fend for itself in the transactions contemplated by this Agreement, can bear the economic risk of its investment (including possible complete loss of such investment) for an indefinite period of time and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. USRG represents that it has not been organized for the purpose of acquiring the Shares. USRG understands that the Shares have not been registered under the Securities Act, or under the securities laws of any jurisdiction, by reason of reliance upon certain exemptions, and that the reliance on such exemptions is predicated, in part, upon the accuracy of USRG’s representations and warranties in this Section 7. USRG is familiar with Regulation D promulgated under the Securities Act and represents that it is an “accredited investor” as defined in Rule 501(a) of such Regulation D.

d.	USRG understands that the Shares are characterized as “restricted securities” under the federal securities laws in as much as they are being acquired from Parent in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances and in accordance with the terms and conditions set forth in the legend described below. USRG represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

e.	Without in any way limiting the representations set forth above, USRG further agrees not to make any disposition of all or any portion of the Shares unless:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii) (A) USRG shall have notified Parent of the proposed disposition and shall have furnished Parent with a reasonably detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by Parent, USRG shall have furnished Parent with an opinion of counsel, or other evidence, reasonably satisfactory to Parent that such disposition will not require registration of such shares under the Securities Act.

f.	USRG understands that each of the certificates evidencing the Shares may bear the following legends:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (ii) THE CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (iii) THE CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

THE CORPORATION WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF SHARES AUTHORIZED TO BE ISSUED BY THE CORPORATION.”

8. Parent represents and warrants to USRG that the Shares when issued, sold and delivered in accordance with this Agreement will be duly and validly authorized and issued, fully paid and nonassessable.

9. The legends set forth in Section 7(e) above shall be removed and Parent shall issue or cause to be issued a certificate without such legends to USRG if such shares are sold pursuant to an effective registration statement under the Securities Act, Rule 144 promulgated thereunder or another applicable exemption from registration. Parent will cooperate with USRG at its own expense and will direct its agents to cooperate to remove any legend pursuant to this paragraph 9.

10. Until the Effective Time, the Glycerin Agreement shall remain in full force and effect. In the event the sale of shares in the Planned IPO is not completed prior to July 1, 2012, this Agreement shall be terminated and of no further force or effect and the Glycerin Agreement shall remain in full force and effect.

11. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matters hereof and may be amended only by a writing executed by each of the parties hereto.

12. This Agreement shall be binding upon and inure the benefit of the successors and assigns of the parties hereto.

13. This Agreement may be signed in counterparts which when taken together shall constitute a complete, original document.

14. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to provisions thereof relating to conflicts of law.

IN WITNESS WHEREOF, USRG, Parent and REG have executed this Agreement on the date first above written.

USRG Holdco IX, LLC		REG Services, LLC.

By:	/s/ Jonathan Koch	By:	/s/ Daniel J. Oh
Daniel J. Oh

Renewable Energy Group, Inc.

By:	/s/ Jeffrey Stroburg